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                                                          EXHIBIT 10(iii)(A)(97)

                                 AMENDMENT NO. 1
                                       TO
                              EMPLOYMENT AGREEMENT

         THIS AMENDMENT made as of the 4th day of October, 2002, by and between NATIONAL SERVICE INDUSTRIES, INC., a Delaware corporation (the "Company"), and BROCK A. HATTOX ("Executive");

                              W I T N E S S E T H:

         WHEREAS, the parties entered into an Employment Agreement ("Employment Agreement") dated as of November 27, 2001, providing for Executive's employment by the Company commencing November 30, 2001 ("Effective Date"); and

         WHEREAS, the parties now desire to amend the Employment Agreement to modify the Term of the Employment Agreement and for certain other purposes as hereinafter provided;

         NOW, THEREFORE, for and in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to amend the Employment Agreement, as follows:

                                       1.

         Section 1(c) of the Employment Agreement is hereby amended by deleting the present section in its entirety and substituting the following in lieu thereof:

                  "(c) Subject to the terms and conditions set forth in this Employment Agreement, the Company agrees to employ Executive and Executive agrees to be employed by the Company for an initial term ("Initial Term") of three years, commencing on the Effective Date, and ending on the third anniversary of the Effective Date. The Company and Executive agree to meet during the period between December 1, 2003 and May 31, 2004 to negotiate in good faith concerning an extension of the Initial Term and the terms and conditions of employment that will apply during any such extension. If the parties fail to agree on an extension of the Employment Agreement by May 31, 2004, the Term of this Agreement will end on the last day of the Initial Term, Executive's employment will terminate on that date, and Executive shall be entitled to the compensation and benefits described in Section 4(a) of this Agreement

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         as if he had been terminated by the Company other than for Cause or
         Disability or by Executive for Good Reason. The Initial Term described in this Section 1 and any extensions of such Initial Term, shall be referred to in this Employment Agreement as the "Term"."

                                       2.

         This Amendment No. 1 to the Employment Agreement shall be effective as of October 4, 2002. Except as hereby modified, the Employment Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the Company and Executive have executed this Amendment No. 1 as of the date first written above.

                                        NATIONAL SERVICE INDUSTRIES, INC.



                                        By:_____________________________________
                                             Michael Z. Kay
                                             Chairman, Compensation Committee



                                        EXECUTIVE

                                        ________________________________________
                                        Brock A. Hattox


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